EXHIBIT 99.4


                                ASECO CORPORATION

                         SPECIAL MEETING OF STOCKHOLDERS

                            FRIDAY, JANUARY 21, 2000
                             10:00 A.M., LOCAL TIME

                             CHOATE, HALL & STEWART
                                   36TH FLOOR,
                                 EXCHANGE PLACE
                              BOSTON, MASSACHUSETTS




               ASECO CORPORATION
[LOGO] ASECO   500 DONALD LYNCH BOULEVARD
               MARLBORO, MA 01752                                          PROXY
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PROXY SOLICITED BY THE BOARD OF DIRECTORS MEETING OF STOCKHOLDERS JANUARY 21,
2000.

The undersigned hereby acknowledge(s) receipt of the Notice and accompanying Proxy Statements, revoke(s) any prior proxies, and appoint(s) Sebastian J. Sicari, Mary R. Barletta and Robert V. Jahrling, III, and each of them, with power of substitution in each, attorneys for the undersigned to act for and vote, as specified on the reverse, all shares of stock which the undersigned may be entitled to vote at the Special Meeting of the Stockholders of Aseco Corporation, to be held on January 21, 2000 at Choate, Hall & Stewart, 36th Floor, Exchange Place, Boston, Massachusetts at 10:00 a.m., local time, and at any adjourned sessions thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THE PROPOSAL SET FORTH ON THE REVERSE OF THIS PROXY CARD HAS BEEN PROPOSED BY THE BOARD OF DIRECTORS. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED "FOR" THE ADOPTION OF THE MERGER AGREEMENT. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER.


PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
ENVELOPE.

Please sign this proxy exactly as your name appears on the books of Aseco. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

         HAS YOUR ADDRESS CHANGED?            DO YOU HAVE ANY COMMENTS?

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                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                       [ARROW] PLEASE DETACH HERE [ARROW]


                          FORM OF PROXY ASECO COMPANY

                               ASECO CORPORATION


Dear Stockholder:

     Please take note of the important information exclosed with this proxy card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy card in the enclosed postage paid envelope.

     Your card must be received prior to the Meeting of Stockholders on _______________, 2000.

     Thank you in advance for your prompt consideration of these matters.

                                        Sincerely,





                                        Aseco Corporation



         [ARROW] PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED [ARROW]

[X]       Please mark your votes
          as in this example.

                                                                                          FOR           AGAINST        ABSTAIN

          1. To adopt the merger agreement among Aseco Corporation, Micro                 [ ]             [ ]            [ ]
             Component Technology, Inc., and MCT Acquisition, Inc., a wholly owned subsidiary of MCT.


          Mark box at right if comments or address change have been noted on the                          [ ]
          reverse side of this card.

Stockholder sign here                                  Co-owner sign here                                 Date
                      ----------------------------                         ----------------------------         -----------------

Note: Please be sure to sign and date this proxy.
